CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	October 21, 2021
Executive Vice President
Chief Financial Officer
(563)589-1994
Bmckeag@htlf.com

Heartland Financial USA, Inc. (“HTLF”) Increases Quarterly Dividend
Third increase in 2021 results in a 35% total increase over the prior year

Dubuque, IA – October 21, 2021 - Heartland Financial USA, Inc. (NASDAQ: HTLF), announced that its Board of Directors approved an 8 percent increase in its quarterly cash dividend, raising it from $.25 per share to $0.27 per share on the Company’s outstanding common stock. The dividend is payable on November 30, 2021, to stockholders of record at the close of business on November 15, 2021.

This marks the third increase in 2021 and results in a 35% total increase over the prior year dividend level of $.20 per share. As of September 30, 2021, there were 42,250,092 common shares outstanding listed on the NASDAQ Global Select Market under the symbol HTLF.

About HTLF
Heartland Financial USA, Inc., operating under the brand name HTLF, is a financial services company with assets of $18.37 billion. HTLF’s banks serve communities in Arizona, California, Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, Montana, New Mexico, Texas and Wisconsin. HTLF is committed to its core commercial business, supported by a strong retail operation, and provides a diversified line of financial services including treasury management, residential mortgage, wealth management, investment and insurance. Additional information is available at htlf.com.

Safe Harbor Statement
This release (including any information incorporated herein by reference), and future oral and written statements of HTLF and its management, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, financial condition, results of operations, plans, objectives and future performance of the company.

Any statements about the company's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements may include information about possible or assumed future results of the company's operations or performance. Although the company may make these statements based on management’s experience, beliefs, expectations, assumptions and best estimate of future events, the ability of the company to predict results or the actual effect or outcomes of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors the “Risk Factors” section under Item 1A of Part I of the company’s Annual Report on Form 10-K for the year ended December 31, 2020, include, among others: (i) COVID-19 Pandemic Risks, including risks related to the ongoing

COVID-19 pandemic and measures enacted by the U.S. federal and state governments and adopted by private businesses in response to the COVID-19 pandemic; (ii) Economic and Market Conditions Risks, including risks related to changes in the U.S. economy in general and in the local economies in which HTLF conducts its operations and future civil unrest, natural disasters, terrorist threats or acts of war; (iii) Credit Risks, including risks of increasing credit losses due to deterioration in the financial condition of HTLF's borrowers, changes in asset and collateral values and climate and other borrower industry risks which may impact the provision for credit losses and net charge-offs; (iv) Liquidity and Interest Rate Risks, including the impact of capital market conditions and changes in monetary policy on our borrowings and net interest income; (v) Operational Risks, including processing, information systems, cybersecurity, vendor, business interruption, and fraud risks; (vi) Strategic and External Risks, including competitive forces impacting our business and strategic acquisition risks; (vii) Legal, Compliance and Reputational Risks, including regulatory and litigation risks; and (viii) Risks of Owning Stock in HTLF, including stock price volatility and dilution as a result of future equity offerings and acquisitions. There can be no assurance that other factors not currently anticipated by HTLF will not materially and adversely affect the company’s business, financial condition and results of operations. All statements in this release, including forward-looking statements, speak only as of the date they are made. The company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions which may be made to or correct or update any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or to otherwise update any statement in light of new information or future events.

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